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                                                                    Exhibit 99.1




                        WAIVER AND MODIFICATION AGREEMENT

     This Waiver and Modification Agreement (the "AGREEMENT") is entered into as of August 16, 2001 by and between Open Market, Inc., a Delaware corporation (the "CORPORATION") and Halifax Fund L.P. (the "INVESTOR").

                                    RECITALS

     WHEREAS, the Investor holds 5,000 shares of the Series E 6% Cumulative Convertible Preferred Stock, $0.10 par value per share (the "PREFERRED SHARES"), of the Corporation, which are entitled to those rights and preferences set forth in the Certificate of Designations of the Powers, Preferences and Relative, Participating, Optional And Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Series E 6% Cumulative Convertible Preferred Stock" (the "CERTIFICATE OF DESIGNATION") and warrants ("PURCHASE WARRANTS") to purchase up to 917,297 shares of common stock, $0.001 par value per share, of the Company (the "COMMON STOCK"); and

     WHEREAS, the Investor and the Corporation wish to waive and/or modify certain rights of the Preferred Shares and the Purchase Warrants as more fully set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises set forth herein, and for other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the Investor and the Corporation hereby agree as follows:

     1. DEFINED TERMS.

     (a) As used in this Agreement, the term "PERMITTED CHANGE IN CONTROL" shall mean a Change in Control Transaction in which:

          (i) at least 50% of the outstanding shares of Common Stock are converted or exchanged into securities ("ACQUIROR SECURITIES") of the acquiror in the Change of Control Transaction (the "ACQUIROR") which are listed for trading on a national securities exchange or the Nasdaq National Market and where, as of the last trading date prior to the date of the public announcement of the potential Change of Control Transaction (the "PUBLIC ANNOUNCEMENT DATE"): (x) the value (the "PER SHARE VALUE") of the Acquiror Securities and other consideration into which each share of Common Stock (other than fractional or dissenting shares, if applicable) would be converted or exchanged is at least $1.00; and (y) the aggregate market value of all outstanding Acquiror Securities exceeds $100 million;

          (ii) A Registration Statement on Form S-3 relating to the shares of Common Stock issuable upon conversion of Preferred Shares and exercise of the Purchase Warrants has been declared effective by the SEC, and no stop order or other suspension of such effectiveness, or restriction on the ability of the Investor to sell Common Shares thereunder under the federal securities laws (except as may be

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     attributable to the Investor), has occurred for at least 20 trading days prior to the closing of the Change of Control Transaction; and

          (iii) The Acquiror files a Registration Statement on Form S-4 registering all Acquiror Securities issuable upon conversion of all shares of Common Stock held by Holder which are outstanding as of the closing of the Change in Control Transaction and as of such closing assumes all outstanding warrants (including Adjustment Warrants, if any) and registration rights with respect to such warrants held by the Investor.

     (b) At the request of the Corporation, in connection with the closing of a Permitted Change of Control, provided that the Corporation has complied with the terms hereof in all material respects, the Investor shall provide the Corporation a certificate in form and substance reasonably satisfactory to the Corporation to the effect that either all of the Preferred Shares have been converted to Common Stock or that the waiver described herein is in full force and effect.

     (c) Capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to them in the Certificate of Designation.

     2. WAIVER OF REPURCHASE RIGHT AND AGREEMENT TO CONVERT. In the event of a Change in Control Transaction that constitutes a Permitted Change of Control, the Investor hereby irrevocably waives the mandatory repurchase right set forth in Section 5(m) of the Certificate of Designation and agrees that all Preferred Shares which at such time have not already been converted into Common Shares shall be so converted immediately prior to the closing of such Change of Control Transaction which constitutes a Permitted Change of Control. Nothing in this Agreement will affect the holder's right to receive Adjustment Warrants in accordance with the terms of the Certificate of Designation.

     3. CLASS VOTE, DIVIDENDS AND NON-PUBLIC INFORMATION.

     (a) Investor acknowledges that no approval of the Preferred Shares as a separate class shall be required with respect to any stockholder vote on a Permitted Change of Control.

     (b) The parties agree that in lieu of all dividends payable with respect to the Preferred Shares through the date hereof, the Corporation shall issue an additional number of shares of Common Stock with an aggregate value of $100,000 determined in accordance with the terms of Section 4(a) of this Agreement. From and after August 7, 2001, no further dividends shall be paid or payable with respect to the Preferred Shares, provided that if no Change of Control Transaction that constitutes a Permitted Change of Control is announced by August 18, 2001, dividends will be accrued as if no such suspension had occurred.


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     (c) The Investor and the Corporation acknowledge that the Investor has neither requested of nor received from the Corporation any non-public information relating to the Corporation or the business affairs or business prospects of the Corporation. The Investor assumes the risk that the knowledge of any non-public information might have materially influenced the Investor's decision to enter into and perform this Agreement.

     4. OVERRIDE OF CERTAIN PROVISIONS.

     (a) The Investor and the Corporation agree that the following provision shall override Section 5(b) of Certificate of Designation as if such section had been duly amended and restated in its entirety as follows:

     "(b) Determination of Conversion Price.

     The Conversion Price applicable with respect to the Preferred Shares (the "CONVERSION PRICE"), shall be

          (i) With respect to the first 2,500 Preferred Shares converted, the greater of (x) the lesser of (A) $0.75 or (B) the Per Share Value, or (y) 85% of the average of the daily VWAP of the Common Stock on the Principal Market for the 3 Trading Days or 20 Trading Days (whichever average is lower) preceding and excluding the Public Announcement Date, provided that in no event shall any Conversion Price exceed in each case on a per share basis $1.00 per share (the "INITIAL RESET PRICE");

          (ii) With respect to the remaining 2,500 Preferred Shares, the greater of (x) the lesser of (A) $0.75 or (B) the Per Share Value, or (y) 90% of the average of the daily VWAP of the Common Stock on the Principal Market for the 3 Trading Days or 20 Trading Days (whichever average is lower) preceding and excluding the date of the conversion of such Preferred Shares, in each case on a per share basis (the "SUBSEQUENT RESET PRICE", and, together with the Initial Reset Price, as applicable, the "RESET PRICE"), provided that in no event shall any Reset Price exceed $1.30. For every Preferred Share which is converted at the Subsequent Reset Price, the Corporation shall issue to the holder an additional number of shares of Common Stock equal to $40.00 divided by the applicable Subsequent Reset Price. The Reset Price shall be subject to adjustment as set forth in
     (b)(iii) below;

          (iii) In the event of a redemption in Common Shares pursuant to
     Section 6 of this Certificate of Designation, the Conversion Price shall be the lesser of the Conversion Price applicable pursuant to paragraphs (i) and (ii) above, and the VWAP for the 20 Trading Days immediately preceding the date of such conversion or redemption.

     As used herein, "PRINCIPAL MARKET" shall mean Nasdaq National Market or such other market where the Common Stock is then listed for trading.

     "VWAP" shall mean the daily volume-weighted average sale price for the Common Stock on the Principal Market on any particular Trading Day as reported on Bloomberg's, as such figure may be adjusted pursuant hereto."


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     (b) The definition of "Exercise Price" set forth in Section 1 of the
Purchase Warrants shall be deleted and replaced with the following: "'EXERCISE PRICE' means $1.35."

     (c) Except as expressly agreed between the parties hereto as provided in this Agreement, the terms of the Certificate of Designation and the Purchase Warrants shall remaining in full force and effect. The issuance of shares of Common Stock at the Reset Price as contemplated hereby shall not, directly or indirectly, affect the exercise price of the warrants to purchase shares of Common Stock currently held by the Investor.

     5. LEGEND; NOTICE TO TRANSFEREES AND CONDITIONS TO TRANSFER.

     (a) Promptly following the execution of this Agreement, the Investor shall submit to the Corporation all certificates representing Preferred Shares. The following legend shall be affixed to each such certificate, after which the Corporation shall promptly return such certificates to the Investor:

     "The shares represented by this Certificate are subject to the terms of that certain Waiver and Modification Agreement, dated as of August 16, 2001, by and between the original holder of this Certificate and the Corporation. The Waiver and Modification Agreement alters the rights and preferences of the shares represented by this Certificate as such rights and preferences are set forth in the Corporation's Certificate of Incorporation. A copy of the Waiver and Modification Agreement is available from the Corporation upon request."

     (b) In the event that Investor desires to transfer any Preferred Shares to any third party, the Investor will give notice to such third party of the existence of this Agreement and will provide such third party with a copy of this Agreement prior to effecting such transfer. The Investor further agrees that it shall be a condition to any such transfer that the proposed transferee shall agree in writing to be bound by the terms of this Agreement as if such transferee were the Investor.

     6. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR. The Investor has the requisite power and authority to enter into and perform this Agreement. The execution and delivery of this Agreement by the Investor and the consummation by it of the transactions contemplated hereby has been duly authorized by all necessary partnership action on the part of the Investor. This Agreement constitutes the valid and binding obligations of the Investor, enforceable against the Investor in accordance with its terms. The Investor is the record and beneficial owner of all of the Preferred Shares, with sole power to vote and dispose of the Preferred Shares, and has not sold, conveyed, encumbered, hypothecated or otherwise transferred any of the Preferred Shares, or any interest therein, to any third party as of the date of this Agreement, and has not agreed to do any of the foregoing.

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     7. REPRESENTATIONS AND WARRANTIES OF THE CORPORATION. The Corporation has
all requisite corporate power and authority to enter into and perform this Agreement in accordance with the terms hereof. The execution and delivery of this Agreement by the Corporation and the performance of its obligations hereunder, have been duly authorized by all necessary corporate action, and no further consent or authorization of the Corporation or its Board of Directors (or any committee or subcommittee thereof) or stockholders is required. This Agreement has been duly executed and delivered by the Corporation and constitutes the valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms.

     8. EXPENSES. The Corporation will reimburse the Investor up to $15,000 for its fees and expenses (including reasonable attorneys' fees) in connection with the negotiation and execution of this Agreement within five business days after receiving an invoice therefor.

     9. MISCELLANEOUS.

     (a) This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

     (b) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements executed and to be performed entirely within such state.

     (c) Each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to make effective, in the most expeditious manner practicable, the matters contemplated by this Agreement.

     (d) This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.




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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


THE COMPANY:                                            THE INVESTOR:

OPEN MARKET, INC.                                       HALIFAX FUND, L.P.


By: /S/ EDWARD DURKIN                          By:/S/ MAURICE HYRSHKO
    ----------------------------                  -----------------------------
Name:   Edward Durkin                          Name:  Maurice Hryshko
Title:  Chief Financial Officer                Title: Counsel
                                                      The Palladin Group, L.P.,
                                                      as Investment Adviser



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